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                       SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 October 2, 2001
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                Date of Report (Date of earliest event reported)



                              JLM INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


              000-22687                               06-1163710
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      (Commission file number)             (IRS employer identification number)


                   8675 Hidden River Parkway, Tampa, FL 33637
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                    (Address of principal executive offices)


                                 (813) 632-3300
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.


         On October 2, 2001, JLM Industries, Inc. (the "Company") announced that it has entered into a definitive agreement to sell substantially all of the assets of its wholly-owned subsidiary, JLM Terminals, Inc., to the Colonial Group, an operator of bulk liquid terminals based in Savannah, GA, for cash. The sale involves the Company's bulk liquid storage terminal located in Wilmington, NC along with all tangible and intangible assets used in conjunction with its operation. Consummation of the transaction is subject to customary closing conditions and is expected to close in October 2001.

         On October 4, 2001, the Company announced that it expects to complete a series of transactions in the next several days that will reduce its long-term debt by approximately $7.7 million and increase its working capital position by approximately $3.2 million. The transactions consist of the sale of "non-core" assets for an aggregate of $7.9 million and the settlement of certain litigation for $3 million, of which $1.2 million is in cash and $1.8 million relates to the cancellation of long-term debt. The "non-core" asset transactions consist of the consummation of the previously announced sale of its wholly-owned subsidiary, JLM Terminals, Inc., and the sale of its wholly-owned subsidiary, JLM Chemicals Asia Pte, Ltd. ("JLM Asia").

         In connection with the sale of JLM Asia, the Company also cancelled letters of credit totaling $3.0 million securing obligations of its former subsidiary, which will provide the Company with additional borrowing capacity in both the United States and Europe. Consummation of the previously announced sale of JLM Terminals, Inc. and the litigation settlement are subject to customary conditions.

         The sale of JLM Terminals and JLM Asia is a continuation of the Company's initiative to divest itself of non-strategic assets and reduce debt. In the second quarter of 2001, as previously announced, the Company sold a portion of its North American solvents distribution business to Sasol North America, Inc.

         Certain statements that may be contained in this Form 8-K, including without limitation, statements containing the words "believes", "anticipates", "hopes", "intends", "expects", and other words of similar import, constitute "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations. Such factors include: the cyclical nature of the worldwide chemical market; the possibility of excess capacity; fluctuations in the cost and availability of raw materials; the political and economic uncertainties associated with international operations; fluctuations of foreign currency exchange; the risks associated with potential acquisitions and the ability to implement other features of the Company's business strategy. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


(c) EXHIBITS. The following documents are being filed by the Company as exhibits to this report.


EXHIBITS

     99.1    Press release of the Company dated October 2, 2001.
     99.2    Press release of the Company dated October 4, 2001.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          JLM INDUSTRIES, INC.
                                -----------------------------------------------
                                                (Registrant)



                                By:       /s/ Michael E. Hayes
                                    -------------------------------------------
                                    Michael E. Hayes
                                    Vice-President and Chief Financial Officer



Dated:     October 5, 2001


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                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.    DOCUMENT

      99.1     Press release of the Company dated October 2, 2001.
      99.2     Press release of the Company dated October 4, 2001.




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